SIMON®

3Q 2025 SUPPLEMENTAL

POLO RALPH LAUREN
TULSA
PREMIUM OUTLETS
A SIMON CENTER

JAKARTA
PREMIUM OUTLETS
KOTA TANGERANG
A GENTING SIMON CENTER

LA PLAZA
A SIMON MALL

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Third Quarter 2025 Results
•
Increases Full Year 2025 Real Estate FFO per share guidance

•
Raises quarterly dividend by 4.8% year-over-year to $2.20 per share

•
Completes acquisition of remaining 12% interest in The Taubman Realty Group

INDIANAPOLIS, November 3, 2025 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2025.
“We delivered a strong quarter highlighted by excellent financial and operational performance,” said David Simon, Chairman, Chief Executive Officer and President. “Healthy demand was seen across all our platforms and is reflected in our results. Occupancy gains continued, retailer sales accelerated, and cash flow increased. We are also pleased to have acquired the remaining interest in Taubman Realty Group.”
Results for the Quarter
•
Net income attributable to common stockholders was $606.2 million, or $1.86 per diluted share, as compared to $475.2 million, or $1.46 per diluted share in 2024.

•
Funds From Operations (“FFO”) was $1.228 billion, or $3.25 per diluted share as compared to $1.067 billion, or $2.84 per diluted share in the prior year.

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.215 billion, or $3.22 per diluted share as compared to $1.144 billion, or $3.05 per diluted share in the prior year, an increase of 5.6%.

•
Domestic property Net Operating Income (“NOI”) increased 5.1% and portfolio NOI increased 5.2% compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.576 billion, or $4.83 per diluted share, as compared to $1.700 billion, or $5.22 per diluted share in 2024.

•
FFO was $3.421 billion, or $9.07 per diluted share as compared to $3.488 billion, or $9.30 per diluted share in the prior year.

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•
Real Estate FFO was $3.484 billion, or $9.24 per diluted share as compared to $3.335 billion, or $8.90 per diluted share in the prior year, an increase of 3.8%.

•
Domestic property NOI increased 4.2% and portfolio NOI increased 4.5% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at September 30, 2025 was 96.4%, a 0.2% increase compared to 96.2% at September 30, 2024.

•
Base minimum rent per square foot was $59.14 at September 30, 2025, compared to $57.71 at September 30, 2024, an increase of 2.5%.

•
Reported retailer sales per square foot was $742 for the trailing 12 months ended September 30, 2025.

Acquisition Activity
On October 31, 2025, Simon closed on the acquisition of the remaining 12% interest in The Taubman Realty Group Limited Partnership which it did not own in exchange for 5.06 million limited partnership units in Simon Property Group, L.P.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed a two tranche senior notes offering totaling $1.5 billion. Combined, the two new issues of senior notes had a weighted-average term of 7.8 years and a weighted-average coupon rate of 4.775%.
During the first nine months, the Company completed 33 secured loan transactions totaling approximately $5.4 billion (U.S. dollar equivalent). The weighted average interest rate on these loans was 5.38%.
As of September 30, 2025, Simon had approximately $9.5 billion of liquidity consisting of  $2.1 billion of cash on hand, including its share of joint venture cash, and $7.4 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.20 for the fourth quarter of 2025. This is an increase of  $0.10, or 4.8% year-over-year. The dividend will be payable on December 31, 2025 to shareholders of record on December 10, 2025.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 31, 2025 to shareholders of record on December 17, 2025.

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2025 Guidance
The Company’s estimates for net income attributable to common stockholders per diluted share and Real Estate FFO per diluted share for the year ending December 31, 2025 are included in the table below and are reconciled in the Company’s supplemental information. The Company is increasing its outlook for Real Estate FFO to $12.60 to $12.70 per diluted share.
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.74	$6.84
Estimated Real Estate FFO per diluted share	$12.60	$12.70
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, November 3, 2025. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 10, 2025. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13756323.
Supplemental Materials and Website
Supplemental information on our third quarter 2025 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and domestic and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company

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can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry, the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; reducing emissions of greenhouse gases; environmental liabilities; natural disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE:
Lease income	$1,452,930	$1,339,824	$4,199,812	$3,958,236
Management fees and other revenues	36,925	33,461	108,648	96,103
Other income	111,717	107,425	264,583	327,227
Total revenue	1,601,572	1,480,710	4,573,043	4,381,566
EXPENSES:
Property operating	149,811	141,114	426,447	398,520
Depreciation and amortization	338,639	320,365	1,005,748	937,749
Real estate taxes	115,400	93,999	328,168	299,848
Repairs and maintenance	25,595	23,019	81,975	73,272
Advertising and promotion	38,645	34,138	109,211	101,046
Home and regional office costs	64,282	53,351	186,912	164,556
General and administrative	16,091	9,171	43,018	29,141
Other	40,195	37,784	106,837	120,384
Total operating expenses	788,658	712,941	2,288,316	2,124,516
OPERATING INCOME BEFORE OTHER ITEMS	812,914	767,769	2,284,727	2,257,050
Interest expense	(242,790)	(226,424)	(702,509)	(678,382)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	(8,871)	—	71,636	414,769
Income and other tax expense	(15,114)	(2,605)	(42,584)	(55,170)
Income from unconsolidated entities	143,916	58,504	297,150	66,375
Unrealized gains (losses) in fair value of publicly traded equity instruments and derivative instrument, net	2,243	(49,345)	(84,977)	(54,132)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	10,398	(1,228)	794	6,752
CONSOLIDATED NET INCOME	702,696	546,671	1,824,237	1,957,262
Net income attributable to noncontrolling interests	95,688	70,676	245,728	254,431
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$606,174	$475,161	$1,576,006	$1,700,328
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.86	$1.46	$4.83	$5.22

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2025	December 31, 2024
ASSETS:
Investment properties, at cost	$42,619,293	$40,242,392
Less – accumulated depreciation	20,335,226	19,047,078
	22,284,067	21,195,314
Cash and cash equivalents	1,552,577	1,400,345
Tenant receivables and accrued revenue, net	819,487	796,513
Investment in TRG, at equity	2,895,019	3,069,297
Investment in Klépierre, at equity	1,489,548	1,384,267
Investment in other unconsolidated entities, at equity	2,590,008	2,670,739
Right-of-use assets, net	529,116	519,607
Deferred costs and other assets	1,442,365	1,369,609
Total assets	$33,602,187	$32,405,691
LIABILITIES:
Mortgages and unsecured indebtedness	$25,789,055	$24,264,495
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,648,577	1,712,465
Cash distributions and losses in unconsolidated entities, at equity	1,747,430	1,680,431
Dividend payable	2,386	2,410
Lease liabilities	529,708	520,283
Other liabilities	910,495	626,155
Total liabilities	30,627,651	28,806,239
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	244,965	184,729
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,531	40,778
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,060,687 and 342,945,839 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,618,355	11,583,051
Accumulated deficit	(6,934,926)	(6,382,515)
Accumulated other comprehensive loss	(281,298)	(193,026)
Common stock held in treasury, at cost, 16,598,627 and 16,675,701 shares, respectively	(2,093,084)	(2,106,396)
Total stockholders’ equity	2,349,611	2,941,925
Noncontrolling interests	379,960	472,798
Total equity	2,729,571	3,414,723
Total liabilities and equity	$33,602,187	$32,405,691

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE:
Lease income	$758,148	$763,185	$2,265,844	$2,257,101
Other income	110,101	92,151	317,108	277,915
Total revenue	868,249	855,336	2,582,952	2,535,016
OPERATING EXPENSES:
Property operating	166,804	171,027	499,411	494,210
Depreciation and amortization	152,713	155,472	471,399	473,394
Real estate taxes	50,187	56,683	167,586	180,967
Repairs and maintenance	23,564	17,382	62,531	55,016
Advertising and promotion	20,963	20,098	65,586	63,292
Other	62,078	53,225	180,233	161,735
Total operating expenses	476,309	473,887	1,446,746	1,428,614
OPERATING INCOME BEFORE OTHER ITEMS	391,940	381,449	1,136,206	1,106,402
Interest expense	(175,580)	(176,583)	(520,944)	(532,692)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	1,217	—	1,217	—
NET INCOME	$217,577	$204,866	$616,479	$573,710
Third-Party Investors’ Share of Net Income	$110,051	$104,298	$314,298	$291,517
Our Share of Net Income	107,526	100,568	302,181	282,193
Amortization of Excess Investment (A)	(13,822)	(14,404)	(42,158)	(43,564)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	(722)	—	(722)	—
Income from Unconsolidated Entities (B)	$92,982	$86,164	$259,301	$238,629

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2025	December 31, 2024
Assets:
Investment properties, at cost	$18,547,075	$18,875,241
Less – accumulated depreciation	9,058,890	8,944,188
	9,488,185	9,931,053
Cash and cash equivalents	1,195,219	1,270,594
Tenant receivables and accrued revenue, net	512,706	533,676
Right-of-use assets, net	114,870	113,014
Deferred costs and other assets	550,523	531,059
Total assets	$11,861,503	$12,379,396
Liabilities and Partners’ Deficit:
Mortgages	$13,593,433	$13,666,090
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,004,424	1,037,015
Lease liabilities	106,488	104,120
Other liabilities	335,959	363,488
Total liabilities	15,040,304	15,170,713
Preferred units	67,450	67,450
Partners’ deficit	(3,246,251)	(2,858,767)
Total liabilities and partners’ deficit	$11,861,503	$12,379,396
Our Share of:
Partners’ deficit	$(1,259,415)	$(1,180,960)
Add: Excess Investment (A)	994,349	1,077,204
Our net Investment in unconsolidated entities, at equity	$(265,066)	$(103,756)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Consolidated Net Income (D)	$702,696	$546,671	$1,824,237	$1,957,262
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	334,409	316,593	993,888	926,582
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	209,612	209,225	626,162	630,460
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,398)	1,228	(794)	(6,752)
Net (gain) loss attributable to noncontrolling interest holders in properties	(1,231)	1,047	34	1,733
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(6,419)	(6,820)	(18,757)	(17,416)
Preferred distributions and dividends	(1,126)	(1,239)	(3,377)	(3,772)
FFO of the Operating Partnership	$1,227,543	$1,066,705	$3,421,393	$3,488,097
FFO allocable to limited partners	165,045	139,191	460,136	454,729
FFO allocable to common stockholders	$1,062,498	$927,514	$2,961,257	$3,033,368
FFO of the Operating Partnership	$1,227,543	$1,066,705	$3,421,393	$3,488,097
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	6,654	—	(53,727)	(311,077)
Other platform investments, net of tax	(16,707)	28,306	30,884	104,089
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(2,243)	49,345	84,977	54,132
Real Estate FFO	$1,215,247	$1,144,356	$3,483,527	$3,335,241
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.86	$1.46	$4.83	$5.22
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.42	1.37	4.25	4.10
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.03)	0.01	(0.01)	(0.02)
Diluted FFO per share	$3.25	$2.84	$9.07	$9.30
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	0.02	—	(0.14)	(0.83)
Other platform investments, net of tax	(0.04)	0.08	0.08	0.29
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(0.01)	0.13	0.23	0.14
Real Estate FFO per share	$3.22	$3.05	$9.24	$8.90
	5.6%		3.8%
Details for per share calculations:
FFO of the Operating Partnership	$1,227,543	$1,066,705	$3,421,393	$3,488,097
Diluted FFO allocable to unitholders	(165,045)	(139,191)	(460,136)	(454,729)
Diluted FFO allocable to common stockholders	$1,062,498	$927,514	$2,961,257	$3,033,368
Basic and Diluted weighted average shares outstanding	326,486	326,158	326,429	326,036
Weighted average limited partnership units outstanding	50,713	48,939	50,723	48,876
Basic and Diluted weighted average shares and units outstanding	377,199	375,097	377,152	374,912
Basic and Diluted FFO per Share	$3.25	$2.84	$9.07	$9.30
Percent Change	14.4%		-2.5%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $18.5 million and $7.8 million for the three months ended September 30, 2025 and 2024, respectively, and $19.7 million and $15.3 million for the nine months ended September 30, 2025 and 2024, respectively.

 –
Straight-line adjustments increased (decreased) income by $16.0 million and $3.7 million for the three months ended September 30, 2025 and 2024, respectively, and $21.9 million and ($5.1) million for the nine months ended September 30, 2025 and 2024, respectively.

 –
Amortization of fair market value of leases increased income by $0.3 million and $0.1 million for the three months ended September 30, 2025 and 2024, respectively, and $0.9 million and $0.4 million for the nine months ended September 30, 2025 and 2024, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2025, we owned or had an interest in 232 properties comprising 183 million square feet in North America, Asia and Europe. We also owned an 88% interest in The Taubman Realty Group, or TRG, which owns 22 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at September 30, 2025, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2025 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry, the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; reducing emissions of greenhouse gases; environmental liabilities; natural disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2025 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	37%	Yes
Total Secured Debt to Total Assets (1)	≤50%	16%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.7X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	303%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2025 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
Financial Highlights
Total Revenue – Consolidated Properties	$1,601,572	$1,480,710	$4,573,043	$4,381,566
Consolidated Net Income	$702,696	$546,671	$1,824,237	$1,957,262
Net Income Attributable to Common Stockholders	$606,174	$475,161	$1,576,006	$1,700,328
Basic and Diluted Earnings per Common Share (EPS)	$1.86	$1.46	$4.83	$5.22
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,215,247	$1,144,356	$3,483,527	$3,335,241
Basic and Diluted Real Estate FFO per Share	$3.22	$3.05	$9.24	$8.90
Funds from Operations (FFO) of the Operating Partnership	$1,227,543	$1,066,705	$3,421,393	$3,488,097
Basic and Diluted FFO per Share (FFOPS)	$3.25	$2.84	$9.07	$9.30
Dividends/Distributions per Share/Unit	$2.15	$2.05	$6.35	$6.00
	AS OF SEPTEMBER 30, 2025	AS OF DECEMBER 31, 2024
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	50,713	50,760
Common Shares Outstanding at end of period	326,470	326,278
Total Common Shares and Limited Partnership Units Outstanding at end of period	377,183	377,038
Weighted Average Limited Partnership Units Outstanding	50,723	49,338
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	326,429	326,097
Equity Market Capitalization
Common Stock Price at end of period	$187.67	$172.21
Common Equity Capitalization, including Limited Partnership Units	$70,785,964	$64,929,673
Preferred Equity Capitalization, including Limited Partnership Preferred Units	58,166	61,944
Total Equity Market Capitalization	$70,844,130	$64,991,617

3Q 2025 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2025
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, Designer Outlets, The Mall Luxury Outlets, and international TRG assets.

3Q 2025 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% Growth	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% Growth
	2025	2024		2025	2024

Domestic Property NOI (1)	$1,430,535	$1,361,404	5.1%	$4,190,799	$4,020,765	4.2%
International Properties (2)	91,726	85,747		267,456	244,874

Portfolio NOI	$1,522,261	$1,447,151	5.2%	$4,458,255	$4,265,639	4.5%
NOI from Other Platform Investments (3)	54,083	(7,568)		54,311	(84,089)
NOI from Investments (4)	74,157	67,896		193,819	177,798
Corporate and Other NOI Sources (5)	100,391	75,045		214,520	226,924

Beneficial interest of Combined NOI	$1,750,892	$1,582,524		$4,920,905	$4,586,272

(1)
All properties in North America (including TRG’s 17 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

3Q 2025 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$702,696	$546,671	$1,824,237	$1,957,262
Income and other tax expense	15,114	2,605	42,584	55,170
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net	8,871	—	(71,636)	(414,769)
Interest expense	242,790	226,424	702,509	678,382
Income from unconsolidated entities	(143,916)	(58,504)	(297,150)	(66,375)
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(2,243)	49,345	84,977	54,132
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,398)	1,228	(794)	(6,752)
Operating Income Before Other Items	812,914	767,769	2,284,727	2,257,050
Depreciation and amortization	338,639	320,365	1,005,748	937,749
Home and regional office costs	64,282	53,351	186,912	164,556
General and administrative	16,091	9,171	43,018	29,141
Other expenses	—	—	9	21
NOI of consolidated entities	$1,231,926	$1,150,656	$3,520,414	$3,388,517
Less: Noncontrolling interest partners share of NOI	(10,135)	(8,292)	(26,286)	(24,144)
Beneficial NOI of consolidated entities	$1,221,791	$1,142,364	$3,494,128	$3,364,373
Reconciliation of NOI of unconsolidated entities:
Net Income	$217,577	$204,866	$616,479	$573,710
Interest expense	175,580	176,583	520,944	532,692
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(1,217)	—	(1,217)	—
Operating Income Before Other Items	391,940	381,449	1,136,206	1,106,402
Depreciation and amortization	152,713	155,472	471,399	473,394
Other expenses	—	6	—	6
NOI of unconsolidated entities	$544,653	$536,927	$1,607,605	$1,579,802
Less: Joint Venture partners share of NOI	(282,371)	(282,105)	(838,033)	(829,548)
Beneficial NOI of unconsolidated entities	$262,282	$254,822	$769,572	$750,254
Add: Beneficial interest of NOI from TRG	138,579	128,813	409,075	380,222
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	128,240	56,525	248,130	91,423
Beneficial interest of Combined NOI	$1,750,892	$1,582,524	$4,920,905	$4,586,272

(1)
See footnotes 3 and 4 on prior page.

3Q 2025 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30, 2025	NINE MONTHS ENDED SEPTEMBER 30, 2025
FFO of the Operating Partnership	$1,227,543	$3,421,393
Non-cash impacts to FFO (1)	14,323	61,522
FFO of the Operating Partnership excluding non-cash impacts	1,241,866	3,482,915
Tenant allowances	(74,772)	(232,573)
Operational capital expenditures	(77,224)	(184,438)
Funds available for distribution	$1,089,870	$3,065,904

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2025	NINE MONTHS ENDED SEPTEMBER 30, 2025
Deductions:
Gain due to disposal, exchange or revaluation or equity interests, net of tax	—	(83,313)
Fair market value of lease amortization	(305)	(866)
Straight line lease income	(15,974)	(21,858)
Additions:
Stock based compensation expense	24,325	57,087
Unrealized (gains) losses in fair value of publicly traded equity instruments and derivative instrument, net	(2,243)	84,977
Write-off of pre-development costs	—	9
Fair value of debt amortization	561	447
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	7,959	25,039
	$14,323	$61,522
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2025 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2025	2024	2025	2024
Lease Income
Fixed lease income (1)	$1,173,555	$1,093,064	$3,430,471	$3,234,501
Variable lease income (2)	279,375	246,760	769,341	723,735
Total Lease Income	$1,452,930	$1,339,824	$4,199,812	$3,958,236
Other Income
Interest, dividend and distribution income (3)	$26,511	$42,536	$76,690	$125,669
Lease settlement income	1,072	1,422	4,902	9,719
Gains on land sales	18,745	7,826	19,915	15,304
Mixed-use and franchise operations income	14,921	17,211	38,780	59,888
Other (4)	50,468	38,430	124,296	116,647
Total Other Income	$111,717	$107,425	$264,583	$327,227
Other Expense
Ground leases	$12,000	$11,678	$36,506	$36,971
Mixed-use and franchise operations expense	10,583	15,328	28,709	52,986
Professional fees and other	17,612	10,778	41,622	30,427
Total Other Expense	$40,195	$37,784	$106,837	$120,384
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$92,982	$86,164	$259,301	$238,629
Share of Klépierre net income, net of amortization of excess investment	24,402	13,331	64,959	50,341
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	32,160	(28,009)	(7,680)	(161,857)
Share of TRG net loss including amortization of excess investment	(5,628)	(12,982)	(19,430)	(60,738)
Total Income from Unconsolidated Entities	$143,916	$58,504	$297,150	$66,375
Capitalized Interest
Our Share of Consolidated Properties	$7,383	$9,013	$24,251	$27,773
Our Share of Joint Venture Properties	$195	$142	$371	$314

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

3Q 2025 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF SEPTEMBER 30,
	2025	2024
U.S. Malls and Premium Outlets
Total Number of Properties	162	163
Total Square Footage of Properties (in millions)	136.0	136.9
Ending Occupancy (1):
Consolidated Assets	96.4%	96.2%
Unconsolidated Assets	96.1%	96.2%
Total Portfolio	96.4%	96.2%
Base Minimum Rent PSF (2):
Consolidated Assets	$57.41	$56.18
Unconsolidated Assets	$64.39	$62.04
Total Portfolio	$59.14	$57.71
U.S. TRG
Total Number of Properties	17	18
Total Square Footage of Properties (in millions)	17.1	17.9
Ending Occupancy (1)	94.2%	94.2%
Base Minimum Rent PSF (2)	$72.36	$66.74
	AS OF SEPTEMBER 30,
	2025	2024
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy (3)	99.4%	98.6%
Base Minimum Rent PSF (2)	$38.25	$37.56
International Properties
Premium Outlets
Total Number of Properties	24	23
Total Square Footage of Properties (in millions)	9.2	8.9
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	—
Total Square Footage of Properties (in millions)	0.4	—
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

3Q 2025 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	931	3,274,592	$66.21	3.8%
2025 (10/1/25 – 12/31/25)	353	902,299	$62.88	1.0%
2026	2,973	10,365,105	$54.96	9.8%
2027	2,699	10,097,966	$59.71	10.3%
2028	2,296	9,557,026	$65.34	10.9%
2029	1,803	7,671,163	$64.78	8.4%
2030	1,243	5,698,762	$74.99	7.2%
2031	573	3,060,511	$70.77	3.6%
2032	537	2,049,177	$89.86	3.2%
2033	608	2,385,030	$96.44	3.9%
2034	667	2,533,535	$93.74	4.1%
2035	605	2,895,946	$91.74	4.5%
2036 and Thereafter	663	3,206,853	$63.80	3.0%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,217	6,432,890	$16.32	1.8%
Anchors
2025 (10/1/25 – 12/31/25)	1	59,895	$17.09	0.0%
2026	9	688,182	$7.95	0.1%
2027	12	1,525,268	$5.81	0.2%
2028	16	1,988,747	$5.72	0.2%
2029	16	1,669,076	$6.40	0.2%
2030	17	1,781,902	$7.83	0.2%
2031	17	1,817,485	$5.87	0.2%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.2%
2034	7	559,597	$21.82	0.2%
2035	7	797,120	$8.73	0.1%
2036 and Thereafter	25	2,347,994	$15.43	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2024 consolidated and joint venture combined base rental revenue.

3Q 2025 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	286	3,065	1.8%	2.7%
Knitwell Group	424	1,933	1.1%	1.7%
Tapestry	202	901	0.5%	1.7%
Signet Jewelers	330	484	0.3%	1.5%
American Eagle Outfitters	227	1,444	0.8%	1.5%
LVMH Fashion	130	500	0.3%	1.5%
Capri Holdings	130	532	0.3%	1.4%
Victoria’s Secret & Co.	126	1,089	0.6%	1.4%
PVH Corporation	145	1,094	0.6%	1.4%
VF Corporation	207	902	0.5%	1.3%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.1%	0.3%
Dillard’s	33	6,113	3.6%	*
Nordstrom	22	3,814	2.2%	0.1%
Dick’s Sporting Goods	41	3,398	2.0%	0.7%
Saks Global	19	2,281	1.3%	0.2%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Von Maur	7	892	0.5%	*
Primark	13	695	0.4%	0.2%

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2025 SUPPLEMENTAL	22

CAPITAL EXPENDITURES (1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$7,217	$20,143	$10,071
Redevelopment projects with incremental square footage and/or anchor replacement	247,908	127,950	63,319
Redevelopment projects with no incremental square footage	22,054	10,838	5,602
Subtotal new development and redevelopment projects	277,179	158,931	78,992
Tenant allowances	202,031	63,459	30,542
Operational capital expenditures (CAM and non-CAM)	139,074	101,414	45,364
Totals	$618,284	$323,804	$154,898
Conversion from accrual to cash basis	61,164	41,990	20,087
Capital Expenditures for the Nine Months Ended 9/30/25 (2)	$679,448	$365,794	$174,985
Capital Expenditures for the Nine Months Ended 9/30/24 (2)	$537,714	$419,296	$201,577

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2025 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2025
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2025 INVESTMENT THRU Q3 2025	FORECASTED INVESTMENT Q4 2025	FORECASTED INVESTMENT FY 2025	FORECASTED INVESTMENT FY 2026	FORECASTED TOTAL INVESTMENT FY 2025 - 2026
Malls
Redevelopments	$1,144,073	9%	$252,694	$116,921	$369,615	$392,111	$761,726
Premium Outlets
New Developments	$55,851	11%	$11,783	$1,380	$13,163	$—	$13,163
Redevelopments	$13,836	14%	$4,236	$3,095	$7,331	$6,191	$13,522
The Mills
Redevelopments	$40,318	15%	$14,698	$10,218	$24,916	$11,472	$36,388
Total Investment (1)	$1,254,078	9%	$283,411	$131,614	$415,025	$409,774	$824,799
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(153,229)		$(22,138)	$(2,784)	$(24,922)	$(61,662)	$(86,584)
Total Net Cash Investment	$1,100,849		$261,273	$128,830	$390,103	$348,112	$738,215
Notes:
(1)
Does not include TRG.

3Q 2025 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2024 through September 30, 2025
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2024	326,278,138	50,759,627
Activity During the First Six Months of 2025
Redemption of Limited Partnership Units for Cash	—	(36,591)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	157,360	107,462
Exchange of Limited Partnership Units for Common Stock	116,558	(116,558)
Shares Repurchased to Satisfy Employee Tax Obligations	(59,293)	—
Number Outstanding at June 30, 2025	326,492,763	50,713,940
Third Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(840)
Shares Repurchased to Satisfy Employee Tax Obligations	(22,703)	—
Number Outstanding at September 30, 2025	326,470,060	50,713,100
Number of Limited Partnership Units and Common Shares at September 30, 2025	377,183,160
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2025
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	155,373	$100.00	$15,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2025 was $53.49 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2025 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.9
30.2
29.7
28.4
29.7
19.4
18.8
18.6
17.8
18.9
11.5
11.4
11.1
10.6
10.8
2021
2022
2023
2024
9/30/2025

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
4.8
4.3
4.5
4.7
2021(3)
2022(3)
2023(3)
2024(3)
TTM 9/30/2025(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.8
5.4
6.2
6.0
2021(3)
2022(3)
2023(3)
2024(3)
TTM 9/30/2025(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
49%
58%
60%
62%
66%
2021
2022
2023
2024
TTM 9/30/2025

WEIGHTED AVERAGE INTEREST RATE (%)

4.25%
3.75%
3.25%
2.75%
3.03%
3.43%
3.70%
3.86%
3.98%
2021
2022
2023
2024
9/30/2025

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
7.1
6.7
7.2
7.1
6.9
2021
2022
2023
2024
9/30/2025

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

3Q 2025 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS (1)
As of September 30, 2025
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,752,920	$4,581,752	4.05%	1.5
Floating Rate Debt (Swapped to Fixed)	226,519	206,919	4.65%	2.2
Floating Rate Debt (Hedged) (2)	294,832	249,224	4.72%	2.3
Variable Rate Debt	35,680	32,112	4.53%	1.5
Total Mortgage Debt	5,309,951	5,070,007	4.11%	1.5
Unsecured Debt
Fixed Rate Notes	19,160,404	19,160,404	3.64%	9.5
Euro Term Loan (Swapped to Fixed)	410,789	410,789	2.60%	1.5
Revolving Credit Facility – USD Currency (Swapped to Fixed)	305,000	305,000	5.22%	2.7
Revolving Credit Facility – USD Currency	155,000	155,000	4.94%	2.7
Supplemental Credit Facility – EUR Currency	586,840	586,840	2.58%	4.3
Total Revolving Credit Facilities	1,046,840	1,046,840	3.70%	3.6
Total Unsecured Debt	20,618,033	20,618,033	3.62%	9.0
Premium	1,176	1,176
Discount	(76,942)	(76,942)
Debt Issuance Costs	(122,228)	(121,348)
Other Debt Obligations	59,065	59,065
Consolidated Mortgages and Unsecured Indebtedness (2)	$25,789,055	$25,549,991	3.72%	7.6
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,003,472	$5,199,708	4.87%	4.5
Floating Rate Debt (Swapped to Fixed)	784,690	343,557	4.51%	3.6
Floating Rate Debt (Hedged) (2)	1,129,529	527,741	6.40%	1.2
Variable Rate Debt	457,411	222,375	5.95%	2.8
TMLP Debt (3)	258,980	—
Total Mortgage Debt	13,634,082	6,293,381	5.02%	4.1
Debt Issuance Costs	(40,649)	(20,104)
Joint Venture Mortgages and Other Indebtedness (2)	$13,593,433	$6,273,277	5.02%	4.1
Our Share of Total Indebtedness		$31,823,268	3.98%	6.9
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.0%	$24,528,886	3.73%	7.8
Variable	4.0%	1,021,105	3.52%	3.5
	100.0%	25,549,991	3.72%	7.6
Joint Venture
Fixed	88.1%	$5,526,269	4.85%	4.5
Variable	11.9%	747,008	6.27%	1.6
	100.0%	6,273,277	5.02%	4.1
Total Debt		$31,823,268
Total Fixed Debt	94.4%	$30,055,155	3.94%	7.1
Total Variable Debt	5.6%	$1,768,113	4.68%	2.7
Total Variable Debt Inclusive of In-the Money-Caps	3.2%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

3Q 2025 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) (1)
As of September 30, 2025
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2025	$—	—	$658,326	4.23%	$138,388	4.33%	$796,714	4.25%
2026	2,430,143	3.36%	2,935,368	4.11%	1,371,840	4.76%	6,737,351	3.96%
2027	2,460,789	2.80%	438,618	4.32%	1,145,916	4.63%	4,045,323	3.49%
2028	1,260,000	2.98%	48,808	3.85%	970,300	4.11%	2,279,108	3.48%
2029	1,250,000	2.45%	561,065	3.44%	71,824	6.67%	1,882,889	2.85%
2030	2,036,840	3.22%	76,500	5.73%	421,160	3.86%	2,534,500	3.44%
2031	700,000	2.20%	227,043	3.20%	93,608	4.45%	1,020,651	2.61%
2032	1,400,000	2.45%	—	—	386,043	5.30%	1,786,043	3.11%
2033	1,530,261	2.98%	124,279	6.46%	598,425	6.86%	2,252,965	4.24%
2034	1,500,000	5.25%	—	—	363,329	6.15%	1,863,329	5.42%
2035	800,000	5.13%	—	—	732,548	5.79%	1,532,548	5.45%
Thereafter	5,250,000	4.71%	—	—	—	—	5,250,000	4.71%
Face Amounts of Indebtedness	$20,618,033	3.62%	$5,070,007	4.11%	$6,293,381	5.02%	$31,981,421	3.98%
Premiums (Discounts) on Indebtedness, Net	(76,942)		1,176		—		(75,766)
Debt Issuance Costs	(112,302)		(9,046)		(20,104)		(141,452)
Other Debt Obligations	—		59,065		—		59,065
Our Share of Total Indebtedness	$20,428,789		$5,121,202		$6,273,277		$31,823,268

(1)
Does not include TRG.

3Q 2025 SUPPLEMENTAL	28

Unsecured Debt Information
As of September 30, 2025
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(7)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%	Fixed	880,143(8)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Euro Term Loan	3/20/2027	(7)	2.60%	Fixed	410,789(7)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(5)	4.94%	Variable	155,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)(5)	5.22%	Fixed	305,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Supplemental Credit Facility – Euro Currency	1/31/2030	(5)	2.58%	Variable	586,840(1)
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	10/1/2030		4.38%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	880,261(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2035		5.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
	1/15/2054		6.65%	Fixed	500,000
Total Unsecured Indebtedness at Face Value					$20,618,033 (6)

(1)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at a common stock price of €27.0693.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2025, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

(7)
Amount shown in USD equivalent; EUR equivalent is 350.0 million. Through an interest rate swap agreement which matures on March 20, 2026, interest is essentially fixed at the all-in-rate presented.

(8)
Amount shown in USD equivalent; EUR equivalent is 749.9 million.

3Q 2025 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		470,086	(2)
2.	Auburn Mall	MA	Auburn	56.4%		498,385	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,156,151	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,448,718	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,180,690	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,444	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,355,046	(2)
8.	Briarwood Mall	MI	Ann Arbor	100.0%		925,773	09/01/26		3.29%	Fixed	165,000	165,000
9.	Brickell City Centre	FL	Miami	100.0%		471,577	(2)
10.	Broadway Square	TX	Tyler	100.0%		613,413	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,258,305	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		705,966	06/01/35		6.46%	Fixed	54,000	30,440
13.	Castleton Square	IN	Indianapolis	100.0%		1,363,654	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,387	(2)
15.	Coconut Point	FL	Estero	50.0%		1,121,280	10/01/26		3.95%	Fixed	164,525	82,263
16.	College Mall	IN	Bloomington	100.0%		577,649	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,678	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,252,052	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,349	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		932,320	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,510,712	01/05/27		3.11%	Fixed	354,823	177,412
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,503,072	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,227,682	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,166,233	12/01/25		4.31%	Fixed	166,614	166,614
25.	Falls, The	FL	Miami	50.0%		710,219	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,034,832	05/09/26	(31)	6.94%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		702,940	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,683,829	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		993,050	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,725,304	02/09/27	(5)(32)	6.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		673,046	(2)
32.	Galleria, The	TX	Houston	50.4%		1,995,048	02/01/35		5.65%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,095	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,238,248	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,686,869	(2)
36.	La Plaza	TX	McAllen	100.0%		1,323,417	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,065	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,192,743	11/01/27		4.06%	Fixed	169,498	84,749
39.	Lenox Square	GA	Atlanta	100.0%		1,546,028	(2)

3Q 2025 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,067,994	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,849,242	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		802,214	07/01/28		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,502	(2)
44.	Meadowood Mall	NV	Reno	50.0%		931,177	12/01/26		5.70%	Fixed	99,749	49,875
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,246,735	(2)
46.	Miami International Mall	FL	Miami	95.0%		1,080,449	02/06/26		7.92%	Fixed	152,298	144,677
47.	Midland Park Mall	TX	Midland	100.0%		645,702	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		827,591	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,544,968	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,193	07/05/26		8.02%	Fixed	171,505	96,678
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,899	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,536	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,082,982	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		977,464	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		1,126,839	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,149,529	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		717,777	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,938	05/01/26		4.50%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,241,778	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,349,138	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,185,066	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,758	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,200	08/31/33		6.66%	Fixed	91,836	86,730
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		552,573	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		282,964	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,261,003	01/01/35		6.73%	Fixed	180,000	91,800
67.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,763	(2)
68.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,257,669	(2)
69.	South Hills Village	PA	Pittsburgh	100.0%		1,126,702	(2)
70.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,583,451	(2)
71.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,161,291	(2)
72.	SouthPark	NC	Charlotte	100.0%		1,699,914	(2)
73.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,120	10/06/25		4.45%	Fixed	52,722	26,361
74.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,709	(2)
75.	St. Johns Town Center	FL	Jacksonville	50.0%		1,417,655	06/01/34		5.95%	Fixed	360,000	180,001
76.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,321,561	(2)
77.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,295,577	09/05/26		3.50%	Fixed	330,000	164,670
78.	Summit Mall	OH	Akron	100.0%		774,473	10/01/26		3.31%	Fixed	85,000	85,000
79.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,264,098	(2)

3Q 2025 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Tippecanoe Mall	IN	Lafayette	100.0%	864,871	(2)
81.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,778,027	(2)
82.	Towne East Square	KS	Wichita	100.0%	1,157,219	(2)
83.	Treasure Coast Square	FL	Jensen Beach	100.0%	873,907	(2)
84.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	955,987	(2)
85.	University Park Mall	IN	Mishawaka	100.0%	910,370	(2)
86.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,082,678	(2)
87.	West Town Mall	TN	Knoxville	50.0%	1,279,275	(2)
88.	Westchester, The	NY	White Plains (New York)	40.0%	802,693	02/01/30		3.25%	Fixed	400,000	160,000
89.	White Oaks Mall	IL	Springfield	88.6%	922,129	06/15/27		6.98%	Fixed	34,000	30,138
90.	Wolfchase Galleria	TN	Memphis	94.5%	1,147,016	11/01/26		4.15%	Fixed	155,152	146,612
91.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,152,231	12/01/33		6.71%	Fixed	294,000	147,000
92.	Woodland Hills Mall	OK	Tulsa	94.5%	1,238,750	(2)
	Total Mall Square Footage				105,328,702

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,779	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	679,382	02/24/30	(5)	6.28%	Variable	92,942	46,471
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,590	05/03/28	(25)	6.18%	Fixed	27,733	13,627
4.	Northgate Station	WA	Seattle	100.0%	400,220	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,132	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,787	05/01/28		3.85%	Fixed	49,228	49,228
	Total Lifestyle Centers Square Footage				3,288,890

3Q 2025 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,450	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,130	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,925	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,759	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,917	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	439,078	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,384	07/01/28		4.27%	Fixed	96,268	48,134
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	685,208	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,932	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	376,984	01/01/28		3.95%	Fixed	152,165	100,429
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,107	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,346	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,101	12/01/25		4.30%	Fixed	178,000	178,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	422,606	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,902	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	505,366	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	376,008	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	419,507	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	525,514	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	297,498	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,612	02/06/26		4.26%	Fixed	68,365	68,365
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	556,217	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,389	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,822	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,765	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,063	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,952	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,526	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,750	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,636	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	223,642	06/01/26	(8)	4.17%	Fixed	44,138	44,138
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,434	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	448,821	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	409,081	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,917	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	329,788	04/01/32		4.50%	Fixed	73,346	47,675

3Q 2025 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	536,629	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,081	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,551	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,661	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,040	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,521	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,903	09/06/26	(9)	3.33%	Fixed	29,632	29,632
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	396,208	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,752	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,789	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,596	09/06/26	(9)	3.33%	Fixed	52,055	52,055
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	593,747	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,380	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,062	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	730,055	(2)
			San Antonio)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,811	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	445,900	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,754	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,166	10/06/27		7.56%	Fixed	82,775	49,665
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	468,093	(2)
60.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	354,838	10/01/32		6.25%	Fixed	71,000	35,500
61.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,705	06/26/30	(29)	5.06%	Fixed	60,000	30,000
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,203	(2)
63.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%	338,472	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	400,745	11/01/34		6.70%	Fixed	95,000	33,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	442,523	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,371	(2)
67.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	513,358	02/06/26		4.23%	Fixed	185,000	185,000
68.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,223	(2)
69.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,629	(2)
70.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,947	(2)
	Total U.S. Premium Outlet Square Footage				30,706,355

3Q 2025 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,069	09/01/26		3.80%	Fixed	92,506	92,506
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,312	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,352,725	11/01/26		4.28%	Fixed	102,951	38,607
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,205	11/01/32		6.55%	Fixed	227,848	135,023
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,779,825	07/01/34		6.26%	Fixed	250,000	148,150
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,059	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,931,339	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,679,417	08/01/32		5.77%	Fixed	124,915	78,072
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,315,424	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,465	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,119,889	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		863,941	(2)
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,564,569	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,368,712	(2)
	Total The Mills Square Footage					21,315,951

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			823,340	344,046
	Total Other Properties Square Footage					10,048,924

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					170,688,822

3Q 2025 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	212,246	191,021
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	421,900	11/30/25	(14)	4.16%	Variable	98,062	49,031
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,500	09/01/31	(14)	4.69%	Fixed	86,220	43,110
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(14)(25)	5.81%	Fixed	59,276	26,674
						12/01/27	(14)(27)	6.13%	Fixed	59,276	26,674
	Canada Square Footage				1,620,300
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/26	(13)(28)	4.66%	Variable	99,411	73,345
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)(38)	4.00%	Variable	110,421	99,379
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	58,684	41,372
	Germany Square Footage				191,500
	INDONESIA
9.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	12/29/33	(35)	9.25%	Fixed	45,662	22,831
	Indonesia Square Footage				302,000
	ITALY
10.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	4.53%	Variable	35,680	32,112
						03/31/27	(13)(25)	4.25%	Fixed	150,231	135,208
11.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	01/26/26	(13)	4.48%	Fixed	325,805	293,225
12.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(2)
13.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(2)
	Italy Square Footage				1,084,050
	JAPAN
14.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
15.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	10/01/32	(15)	0.70%	Fixed	72,257	28,903
16.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	05/31/27	(15)	0.31%	Fixed	87,787	35,115
17.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
18.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	39,842	15,937
19.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(15)	1.28%	Fixed	30,727	12,291
20.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
21.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(15)	0.68%	Fixed	5,402	2,161
						11/30/28	(15)	1.03%	Fixed	17,557	7,023
22.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(2)
23.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.82%	Fixed	41,868	16,747
	Japan Square Footage				3,910,000

3Q 2025 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	KOREA
24.	Busan Premium Outlets	Busan		50.0%	544,200	04/28/28	(16)	3.64%	Fixed	136,994	68,497
25.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
26.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/27	(16)	3.75%	Fixed	39,181	19,591
27.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/26	(16)	4.38%	Fixed	99,737	49,869
28.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/26	(16)	4.06%	Fixed	40,607	20,304
	South Korea Square Footage				2,191,100
	MALAYSIA
29.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
30.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(17)	5.13%	Variable	2,256	1,128
	Malaysia Square Footage				586,900
	MEXICO
31.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
32.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.01%	Fixed	19,990	9,996
	Mexico Square Footage				607,800
	NETHERLANDS
33.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	328,631	295,768
						08/18/30	(13)(25)	4.02%	Fixed	234,736	110,943
34.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(13)(26)	5.40%	Fixed	76,288	71,711
	Netherlands Square Footage				545,500
	SPAIN
35.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	4.28%	Variable	74,529	34,365
	Spain Square Footage				191,000
	THAILAND
36.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	58,447	29,224
	Thailand Square Footage				264,000
	UNITED KINGDOM
37.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)	6.12%	Variable	27,826	12,522
						05/23/27	(21)(25)	4.29%	Fixed	111,298	50,084
38.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	87,371	20,305
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				12,587,150

	TOTAL SQUARE FOOTAGE				183,275,972

3Q 2025 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE
	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	842,111	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,238,013	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	680,047	05/01/29		7.63%	Fixed	70,000	70,000
4.	Dolphin Mall	FL	Miami	100.0%	1,396,285	12/09/29	(5)(34)	5.35%	Fixed	1,000,000	1,000,000
5.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,403,614	07/15/28		5.63%	Fixed	205,000	102,500
6.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	234,336	(2)
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,361,617	02/01/33		6.52%	Fixed	180,000	180,000
8.	International Market Place	HI	Waikiki, Honolulu	93.5%	339,414	(2)
9.	International Plaza	FL	Tampa	50.1%	1,378,201	10/09/26	(5)(33)	6.07%	Variable	477,000	238,977
10.	Mall at Green Hills, The	TN	Nashville	100.0%	1,050,700	(2)
11.	Mall at Millenia, The	FL	Orlando	50.0%	1,124,135	10/15/29		5.41%	Fixed	450,000	225,000
12.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,416,649	10/01/27		3.48%	Fixed	1,000,000	1,000,000
13.	Mall at University Town Center, The	FL	Sarasota	50.0%	848,815	11/01/26		3.40%	Fixed	264,511	132,256
14.	Mall of San Juan, The	PR	San Juan	95.0%	674,546	(2)
15.	Twelve Oaks Mall	MI	Novi	100.0%	1,530,172	03/06/28		4.85%	Fixed	262,242	262,242
16.	Waterside Shops	FL	Naples	50.0%	304,314	04/15/26		3.86%	Fixed	154,337	77,168
17.	Westfarms	CT	West Hartford	78.9%	1,263,730	09/06/28		7.80%	Fixed	242,000	191,035
18.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)(37)	3.60%	Fixed	92,608	23,152
19.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)(39)	3.85%	Fixed	110,928	27,177
20.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/28/28	(24)	3.75%	Fixed	250,465	122,728
21.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	07/28/30	(24)	3.72%	Fixed	493,774	84,682
	Total Taubman Realty Group Square Footage				21,777,699

	TOTAL TRG SECURED INDEBTEDNESS										$4,011,917

	TRG – Corporate & Other
	TRG – $525M Revolving Credit Facility			100.0%		03/31/30	(5)	5.28%	Variable	20,000	20,000
							(36)	5.15%	Fixed	150,000	150,000
	TRG – $65M Revolving Credit Facility			100.0%		04/18/26		5.63%	Variable	6,825	6,825
22.	Other Property			50.0%	1,430,072	09/01/25	(5)(40)	4.44%	Fixed	135,651	0
	Other Debt			50.0%		11/01/27	(5)	6.38%	Variable	24,000	12,000
	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS				23,207,771						$188,825

3Q 2025 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2025
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2025: Overnight SOFR 4.24%; 1 month CME Term SOFR 4.1292%; 30 Day Average SOFR 4.3076%; 1M EURIBOR at 1.929%; 3M EURIBOR at 2.032%; 6M EURIBOR at 2.096%; 1M YEN TIBOR at 0.6018%; 6M YEN TIBOR at 0.8809%; 1M CORRA at 2.56%; Overnight SONIA 3.96710% and Cost of Funds Rate at 3.63%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2025 and 2029, of which one property is held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 5 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 43.8 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 444.3 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 9.5 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 366.6 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 1.9 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.4 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 1.0 trillion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until June 26, 2029.

(30)
Through interest rate cap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2027.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 15, 2026.

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2026.

(33)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until October 15, 2025.

(34)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(35)
Amount shown in USD equivalent; IDR equivalent is 761.8 billion.

(36)
Through interest rate swap agreements, interest is essentially fixed at the all-in-rate presentated through April 1, 2026.

(37)
The interest rate resets on January 1st of each year.

(38)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until July 27, 2026.

(39)
The interest rate resets on April 16th of each year.

(40)
Mortgage is outstanding as of September 30, 2025

3Q 2025 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2025 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2025		For the Three Months Ended September 30, 2024
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(17,604)	$357,737	$(16,205)	$354,272
Management fees and other revenues	—	—	—	—
Other income	(2,172)	55,919	(916)	43,712
Total revenue	(19,776)	413,656	(17,121)	397,984
EXPENSES:
Property operating	(3,617)	77,541	(3,204)	75,287
Depreciation and amortization	(5,822)	85,770	(6,211)	86,633
Real estate taxes	(587)	23,320	(594)	26,212
Repairs and maintenance	(418)	10,829	(397)	7,701
Advertising and promotion	(2,735)	9,853	(2,461)	9,428
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,284)	29,830	(2,173)	24,534
Total operating expenses	(15,463)	237,143	(15,040)	229,795
OPERATING INCOME BEFORE OTHER ITEMS	(4,313)	176,513	(2,081)	168,189
Interest expense	3,559	(84,008)	3,546	(82,443)
Loss on extinguishment of debt	—	—	—	—
Loss due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(477)	(92,505)	(418)	(85,746)
Unrealized gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(1,231)	0	1,047	—
CONSOLIDATED NET INCOME	(1,231)	0	1,047	—
Net income attributable to noncontrolling interests	(1,231)	—	1,047	—
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

3Q 2025 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2025		For the Nine Months Ended September 30, 2024
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(48,967)	$1,063,244	$(46,638)	$1,046,551
Management fees and other revenues	—	—	—	—
Other income	(3,773)	159,805	(2,395)	132,010
Total revenue	(52,740)	1,223,049	(49,033)	1,178,561
EXPENSES:
Property operating	(10,243)	230,848	(9,309)	217,301
Depreciation and amortization	(17,034)	262,268	(15,722)	263,204
Real estate taxes	(1,327)	77,660	(1,810)	83,163
Repairs and maintenance	(1,335)	28,510	(1,251)	24,343
Advertising and promotion	(7,790)	30,821	(6,414)	29,691
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(5,760)	85,639	(6,105)	73,809
Total operating expenses	(43,489)	715,746	(40,611)	691,511
OPERATING INCOME BEFORE OTHER ITEMS	(9,251)	507,303	(8,422)	487,050
Interest expense	10,329	(249,046)	10,238	(248,505)
Loss on extinguishment of debt	—	—	—	—
Gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(1,044)	(258,257)(2)	(83)	(238,545)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	34	—	1,733	—
CONSOLIDATED NET INCOME	34	—	1,733	—
Net income attributable to noncontrolling interests	34	—(3)	1,733	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, Catalyst and Jamestown.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2025 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2025		As of September 30, 2024
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(685,489)	$9,831,993	$(589,263)	$10,194,677
Less – accumulated depreciation	(192,481)	4,270,907	(163,218)	4,250,513
	(493,008)	5,561,086	(426,045)	5,944,164
Cash and cash equivalents	(35,981)	565,833	(26,216)	588,044
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(6,962)	244,276	(7,401)	237,178
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(3,583)	(2,586,425)	(7,668)	(2,620,491)
Right-of-use assets, net	(848)	52,825	(857)	53,019
Investments held in trust – special purpose acquisition company	—	—	—	—
Deferred costs and other assets	(21,914)	1,344,888	(28,613)	1,223,906
Total assets	$(562,296)	$5,182,483	$(496,800)	$5,425,820
LIABILITIES:
Mortgages and unsecured indebtedness	(239,064)	6,273,277	(233,494)	6,480,573
Accounts payable, accrued expenses, intangibles, and deferred revenues	(21,209)	465,840	(27,364)	449,602
Cash distributions and losses in unconsolidated entities, at equity	—	(1,747,430)	—	(1,733,935)
Dividend payable	—	—	—	—
Lease liabilities	(848)	48,634	(857)	48,211
Other liabilities	(50,473)	142,162	(44,438)	181,369
Total liabilities	$(311,594)	5,182,483	$(306,153)	5,425,820
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(229,428)	—	(167,342)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(21,274)	—	(23,305)	—
Total equity	(21,274)	—	(23,305)	—
Total liabilities and equity	$(562,296)	$5,182,483	$(496,800)	$5,425,820

3Q 2025 SUPPLEMENTAL	43

GUIDANCE RECONCILIATION
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	LOW END	HIGH END
FOR THE YEAR ENDING DECEMBER 31, 2025
Estimated net income attributable to common stockholders per diluted share*	$6.74	$6.84
Add: Depreciation and amortization including Simon’s share of unconsolidated entities	5.70	5.70
Less: Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net**	(0.01)	(0.01)
Estimated FFO per diluted share	$12.43	$12.53
Less: Gain due to disposal, exchange or revaluation of equity interests, net**	(0.14)	(0.14)
Add: Other platform investments, net of tax**	0.08	0.08
Add: Unrealized losses in fair value adjustments of the Klépierre exchangeable bonds and publicly traded equity instruments, net**	0.23	0.23
Estimated Real Estate FFO per diluted share	$12.60	$12.70

*
Excludes any gain on the Taubman Realty Group transaction and purchase accounting.

**
Amounts represent year-to-date actual results for the respective line items. The Company is not providing guidance for these line items.

3Q 2025 SUPPLEMENTAL	44